Exhibit 99.1

Tel-Instrument Electronics Corp Announces Second Quarter Results For 2014 Fiscal Year and Receipt of $755k CRAFT Order

East Rutherford, NJ – November 13, 2013 – Tel-Instrument Electronics Corp (“TIC”) (NYSE MKT: TIK) announced today that second quarter revenues increased by 68% from the year ago period to $4,034,581. The Company recorded a net loss of $72,474 ($0.02 per share) compared to a net loss of $429,705 ($0.16 per share) in the year ago quarter. The Company’s gross margin in the latest quarter increased to $1,275,749 (32%) compared to $602,423 (25%) in the year ago quarter. Operating expenses for the quarter declined by 9% to $1,119,982 compared to the same period last year. This resulted in the Company’s operating profit increasing to $155,767. Non-operating expenses for the quarter totaled $217,381 which included a $67,345 charge for the change in the fair value of common stock warrants. As a result, the Company recorded a loss before taxes of $61,614.

The Company also announced receipt of a $755,580 order from Lockheed Martin for 21 AN/USM-708 (“CRAFT”) test sets to be used on the Joint Strike Fighter program. This order is scheduled to be completed during the current fiscal year ending March 31, 2014.

In commenting on the quarter and future prospects, Jeff O’Hara, the Company’s President and CEO, noted that: “the second quarter results reflect a further stabilization in the Company’s financial condition after an extremely difficult prior fiscal year. The Company did face some parts procurement issues on our CRAFT and older legacy products in the second quarter which negatively impacted both revenues and gross margins. The commencement of limited rate production on the Army TS-4530A program has allowed the Company to continue to work down payable balances and, more recently in the current quarter, to secure parts on a timelier basis. The Company is anticipating strong revenue and profitability growth for the balance of the fiscal year as a result of several large orders for our T-47G, T-47N, and AN/USM-708 test sets. The Company is also working to finalize the TS-4530A logistics documentation this month which is the last step required to be completed by the Company to request a full rate production release. We hope to secure U.S. Army approval in a reasonable time so as not to have a lag between the completion of the initial release and the commencement of full rate production.”

The Company’s Annual Shareholder Meeting is scheduled for Wednesday, January 15, 2014. We look forward to seeing you there.

We encourage everyone to read our full results of operations contained in our Form 10-Q filed on November 13, 2013 at sec.gov.

About Tel-Instrument Electronics Corp

Tel-Instrument is a leading designer and manufacturer of avionics test and measurement solutions for the global commercial air transport, general aviation, and government/military aerospace and defense markets. Tel-Instrument provides instruments to test, measure, calibrate, and repair a wide range of airborne navigation and communication equipment. For further information please visit our website at www.telinstrument.com.

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This press release includes statements that are not historical in nature and may be characterized as “forward-looking statements,” including those related to future financial and operating results, benefits, and synergies of the combined companies, statements concerning the Company’s outlook, pricing trends, and forces within the industry, the completion dates of capital projects, expected sales growth, cost reduction strategies, and their results, long-term goals of the Company and other statements of expectations, beliefs, future plans and strategies, anticipated events or trends, and similar expressions concerning matters that are not historical facts. All predictions as to future results contain a measure of uncertainty and, accordingly, actual results could differ materially.  Among the factors which could cause a difference are:  changes in the general economy; changes in demand for the Company’s products or in the cost and availability of its raw materials; the actions of its competitors; the success of our customers; technological change; changes in employee relations; government regulations; litigation, including its inherent uncertainty; difficulties in plant operations and materials; transportation, environmental matters; and other unforeseen circumstances.  A number of these factors are discussed in the Company’s previous filings with the Securities and Exchange Commission. The Company disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

Contacts

Tel-Instrument Electronics Corp
Joseph P. Macaluso, 201-933-1600
or
Institutional Marketing Services (IMS)
John Nesbett or Jennifer Belodeau
203-972-9200
jnesbett@institutionalms.com

TEL-INSTRUMENT ELECTRONICS CORP
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2013	March 31, 2013
	(unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$145,751	310,297
Accounts receivable, net	1,368,658	557,879
Inventories, net	4,712,040	6,241,181
Prepaid expenses and other	146,996	115,852
Deferred financing costs	108,321	108,321
Deferred income tax asset	1,238,421	1,238,421
Total current assets	7,720,187	8,571,951

Equipment and leasehold improvements, net	494,819	587,958
Deferred financing costs – long-term	102,303	156,463
Deferred income tax asset – non-current	2,553,709	2,546,190
Other assets	56,872	56,872
Total assets	10,927,890	11,919,434

LIABILITIES & STOCKHOLDERS’ EQUITY

Current liabilities:
Current portion long-term debt	668,469	1,229,643
Capital lease obligations – current portion	79,468	74,508
Accounts payable	2,819,192	4,272,431
Progress billings	795,050	-
Deferred revenues – current portion	24,140	18,460
Accrued payroll, vacation pay and payroll taxes	375,858	442,522
Accrued expenses	1,370,654	1,525,538
Total current liabilities	6,132,831	7,563,102

Subordinated notes payable-related parties	250,000	250,000
Capital lease obligations – long-term	34,125	76,055
Deferred revenues – long-term	-	1,045
Warrant liability	282,213	198,330
Long-term debt, net of debt discount	873,450	1,134,549
Total liabilities	7,572,619	9,223,081

Commitments

Stockholders' equity:
Common stock, par value $.10 per share, 3,243,087 and 3,011,739 issued and outstanding as of September 30, 2013 and March 31, 2013, respectively	324,306	301,171
Additional paid-in capital	7,902,329	7,108,300
Accumulated deficit	(4,871,364)	(4,713,118)
Total stockholders' equity	3,355,271	2,696,353
Total liabilities and stockholders' equity	$10,927,890	$11,919,434

TEL-INSTRUMENT ELECTRONICS CORP
 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
	Three Months Ended		Six Months Ended
	September 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012

Net sales	$4,034,581	$2,394,950	7,234,556	$3,572,238
Cost of sales	2,758,832	1,792,527	4,772,649	2,686,121

Gross margin	1,275,749	602,423	2,461,907	886,117

Operating expenses:
Selling, general and administrative	671,410	686,346	1,324,660	1,340,234
Engineering, research and development	448,572	548,800	928,949	1,127,404
Total operating expenses	1,119,982	1,235,146	2,253,609	2,467,638

Income (loss) from operations	155,767	(632,723)	208,298	(1,581,521)

Other income (expense):
Amortization of debt discount	(25,600)	(31,009)	(48,587)	(44,401)
Loss on extinguishment of debt	0	0	(26,600)	0
Amortization of deferred financing costs	(27,080)	(56,711)	(54,160)	(83,791)
Financing costs	-	(26,477)	-	(26,477)
Change in fair value of common stock Warrants	(67,345)	(337)	(42,773)	249,057
Interest income	34	13	34	13
Interest expense	(97,390)	(131,032)	(201,467)	(223,500)
Total other income (expense)	(217,381)	(245,553)	(373,553)	(129,099)

Loss before income taxes	(61,614)	(878,276)	(165,255)	(1,710,620)

Income tax expense (benefit)	10,860	(448,571)	(7,009)	(612,115)

Net loss	$(72,474)	$(429,705)	$(158,246)	$(1,098,505)

Basic income (loss) per common share	$(0.02)	$(0.16)	$(0.05)	$(0.41)
Diluted income (loss) per common share	$(0.02)	$(0.16)	$(0.05)	$(0.41)

Weighted average shares outstanding:
Basic	3,235,250	2,717,585	3,157,985	2,708,335
Diluted	3,235,250	2,717,585	3,157,985	2,708,335